Calculation of Filing Fee Tables
S-8
BRIGHT MINDS BIOSCIENCES INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share (not subject to outstanding awards)	Other	1,972,812	$ 80.34	$ 158,495,716.08	0.0001381	$ 21,888.26
2	Equity	Common Shares, no par value per share (subject to outstanding options)	Other	426,000	$ 40.72	$ 17,346,720.00	0.0001381	$ 2,395.58
3	Equity	Common Shares, no par value per share (subject to outstanding restricted share units)	Other	17,000	$ 80.34	$ 1,365,780.00	0.0001381	$ 188.61
Total Offering Amounts:						$ 177,208,216.08		$ 24,472.45
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 24,472.45
Offering Note
[1]	Note 1(a): Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act" ), this registration statement covers as indeterminate number of additional Common Shares (as defined below) that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the Common Share Stock Option Plan (the "Option Plan") and the Restricted Share Unit Plan (the "RSU Plan," and together with the Option Plan, the "Plans") of Bright Minds Biosciences Inc. (the "Registrant"). Note 1(b): Represents 1,972,812 common shares, without par value (the "Common Shares") of the Registrant to be issued pursuant to future awards under the Plans. Note 1(c): Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based on the average of the high and low prices for the common shares reported on the Nasdaq Capital Market on August 11, 2026, which was $80.34 per share.

[2]	Note 2(a): Pursuant to Rule 416(a) under the Securities Act, this registration statement covers as indeterminate number of additional Common Shares that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the Option Plan of the Registrant. Note 2(b): Represents 426,000 Common Shares that may be issued upon the exercise of outstanding options granted under the Option Plan. Note 2(c): Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) under the Securities Act and based on the weighted average of the exercise price of $40.72 of options granted under the Option Plan outstanding as of August 11, 2026, and a USD/CAD exchange rate of 1.3927 as of August 11, 2026.

[3]	Note 3(a): Pursuant to Rule 416(a) under the Securities Act, this registration statement covers as indeterminate number of additional Common Shares that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the RSU Plan of the Registrant. Note 3(b): Represents 17,000 Common Shares that may be issued upon the settlement of outstanding restricted share units under the RSU Plan. Note 3(c): Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based on the average of the high and low prices for the common shares reported on the Nasdaq Capital Market on August 11, 2026, which was $80.34 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources